As filed with the Securities and Exchange Commission on October 5, 2022

Registration No. 333-262432

Registration No. 333-252557

Registration No. 333-242336

Registration No. 333-236042

Registration No. 333-232427

Registration No. 333-229392

Registration No. 333-226051

Registration No. 333-222803

Registration No. 333-215732

Registration No. 333-210475

Registration No. 333-206329

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-262432)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-252557)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-242336)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-236042)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-232427)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-229392)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-226051)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-222803)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-215732)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-210475)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-206329)

UNDER

THE SECURITIES ACT OF 1933

GLOBAL BLOOD THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	27-4825712
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Global Blood Therapeutics, Inc.

181 Oyster Point Blvd.

South San Francisco, California 94080

(650) 741-7700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

GLOBAL BLOOD THERAPEUTICS, INC. 2012 STOCK OPTION AND GRANT PLAN

GLOBAL BLOOD THERAPEUTICS, INC. 2015 STOCK OPTION AND INCENTIVE PLAN

GLOBAL BLOOD THERAPEUTICS, INC. 2015 EMPLOYEE STOCK PURCHASE PLAN

GLOBAL BLOOD THERAPEUTICS, INC. 2017 INDUCEMENT EQUITY PLAN

GLOBAL BLOOD THERAPEUTICS, INC. AMENDED AND RESTATED 2015 STOCK OPTION AND INCENTIVE PLAN

GLOBAL BLOOD THERAPEUTICS, INC. AMENDED AND RESTATED 2015 EMPLOYEE STOCK PURCHASE PLAN

GLOBAL BLOOD THERAPEUTICS, INC. AMENDED AND RESTATED 2017 INDUCEMENT EQUITY PLAN

(Full title of the plans)

Margaret Madden

Vice President

Global Blood Therapeutics, Inc.

235 East 42nd Street

New York, NY 10017

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Global Blood Therapeutics, Inc., a Delaware corporation (the “Company”), is filing these Post-Effective Amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

•

Registration Statement on Form S-8 (Registration File No. 333-262432), pertaining to the registration of 2,585,465 shares of the Company’s common stock, which had a par value of $0.001 per share prior to the Merger (as defined below) (the “Common Stock”) under the Global Blood Therapeutics, Inc. Amended and Restated 2015 Stock Option and Incentive Plan (the “A&R 2015 Plan”), 200,000 shares of Common Stock under the Global Blood Therapeutics, Inc. Amended and Restated 2015 Employee Stock Purchase Plan (the “A&R ESPP”) and 1,000,000 shares of Common Stock under the Global Blood Therapeutics, Inc. Amended and Restated 2017 Inducement Equity Plan (the “A&R Inducement Plan”), which was filed with the Commission on January 31, 2022;

•

Registration Statement on Form S-8 (Registration File No. 333-252557), pertaining to the registration of 1,600,000 shares of Common Stock under the A&R 2015 Plan, 200,000 shares of Common Stock under the A&R ESPP and 1,000,000 shares of Common Stock under the A&R Inducement Plan, which was filed with the Commission on January 29, 2021;

•

Registration Statement on Form S-8 (Registration File No. 333-242336), pertaining to the registration of 950,000 shares of Common Stock under the A&R Inducement Plan, which was filed with the Commission on August 7, 2020;

•

Registration Statement on Form S-8 (Registration File No. 333-236042), pertaining to the registration of 2,425,694 shares of Common Stock under the A&R 2015 Plan, 100,000 shares of Common Stock under the Global Blood Therapeutics, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”) and 1,000,000 shares of Common Stock under the A&R Inducement Plan, which was filed with the Commission on January 23, 2020;

•

Registration Statement on Form S-8 (Registration File No. 333-232427), pertaining to the registration of 400,000 shares of Common Stock under the A&R Inducement Plan, which was filed with the Commission on June 28, 2019;

•

Registration Statement on Form S-8 (Registration File No. 333-229392), pertaining to the registration of 2,225,611 shares of Common Stock under the Global Blood Therapeutics, Inc. 2015 Stock Option and Incentive Plan (the “2015 Plan”) and 75,000 shares of Common Stock under the ESPP, which was filed with the Commission on January 28, 2019;

•

Registration Statement on Form S-8 (Registration File No. 333-226051), pertaining to the registration of 750,000 shares of Common Stock under the A&R Inducement Plan, which was filed with the Commission on July 2, 2018;

•

Registration Statement on Form S-8 (Registration File No. 333-222803), pertaining to the registration of 1,854,933 shares of Common Stock under the 2015 Plan and 115,933 shares of Common Stock under the ESPP, which was filed with the Commission on January 31, 2018;

•

Registration Statement on Form S-8 (Registration File No. 333-215732), pertaining to the registration of 1,492,000 shares of Common Stock under the 2015 Plan, 186,500 shares of Common Stock under the ESPP and 300,000 shares of Common Stock under the Global Blood Therapeutics, Inc. 2017 Inducement Equity Plan, which was filed with the Commission on January 25, 2017;

•

Registration Statement on Form S-8 (Registration File No. 333-210475), pertaining to the registration of 1,218,283 shares of Common Stock under the 2015 Plan and 91,371 shares of Common Stock under the ESPP, which was filed with the Commission on March 30, 2016; and

•

Registration Statement on Form S-8 (Registration File No. 333-206329), pertaining to the registration of 1,703,049 shares of Common Stock subject to outstanding awards under the Global Blood Therapeutics, Inc. 2012 Stock Option and Grant Plan, 1,112,795 shares of Common Stock available for future issuance under the 2015 Plan, 317,205 shares of Common Stock subject to outstanding awards under the 2015 Plan, and 50,000 shares of Common Stock under the ESPP (the “Plan Interests”), which was filed with the Commission on August 12, 2015.

On August 7, 2022, the Company entered into that certain Agreement and Plan of Merger, by and among the Company, Pfizer Inc., a Delaware corporation (“Parent”), and Ribeye Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company as the surviving corporation in the merger (the “Merger”). The Merger became effective on October 5, 2022, pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware.

In connection with the Merger, the Company has terminated any and all of the offerings of the Company’s securities pursuant to the Registration Statements. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Company hereby amends the Registration Statements and removes from registration any and all of the securities of the Company, including any Plan Interests, registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments, and hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of October, 2022.

GLOBAL BLOOD THERAPEUTICS, INC.

By:	/s/ Margaret Madden
Name: Margaret Madden
Title: Vice President

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.